Exhibit 10.4
FORM C - TALENT ACQUISITION AND SPECIAL RECOGNITION RSU AWARD GRANT
NOTICE OF RESTRICTED STOCK UNIT GRANT UNDER THE
WRIGHT MEDICAL GROUP N.V. 2017 EQUITY AND INCENTIVE PLAN

Wright Medical Group N.V., a public limited liability company organized under the laws of The Netherlands (the “Company”), pursuant to the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as may be amended from time to time, the “Plan”) hereby grants to the individual named below, who shall be referred to as the “Participant,” the number of restricted stock units set forth below (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth in this Notice of Restricted Stock Unit Grant (the “Grant Notice”), the Restricted Stock Unit Award Agreement (the “Award Agreement”) attached hereto, any Addendum to the Award Agreement established pursuant to Section 9.10 of the Award Agreement (the “Addendum”), and the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This grant of Restricted Stock Units has been made as of the grant date indicated below, which shall be referred to as the “Grant Date”.

Grant ID:	[Insert Grant ID]

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]
Total Number of

Restricted Stock Units:	[Insert Number of Underlying Shares], subject to adjustment as provided in the Plan.

Vesting Schedule:
Except as otherwise provided in Section 3 of the Award Agreement, the Restricted Stock Units will vest in four (4) equal as possible installments, beginning on the first March 1st, May 15th, August 15th or November 15th after the one-year anniversary of the Grant Date, whichever occurs first (“Vesting Commencement Date”), and continuing on each one-year anniversary of the Vesting Commencement Date thereafter (each such vesting date, a “Scheduled Vesting Date”), provided the Participant remains continuously employed by or provides services to the Company or any Affiliate through the applicable Scheduled Vesting Date:

* * *
This grant will be null and void until the Participant expressly accepts the grant by executing this Grant Notice in the space provided below and returning the original execution copy to the Company or otherwise indicating affirmative acceptance of this grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, the Plan and the Plan Prospectus. As an express condition to this grant, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 9.16 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of the Restricted Stock Units award and supersede all prior agreements, arrangements, plans and understandings.

WRIGHT MEDICAL GROUP N.V.	PARTICIPANT

By: Robert J. Palmisano
Title: President and Chief Executive Officer

RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Notice of Restricted Stock Unit Grant (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Award Agreement”) is attached and which Grant Notice is included in and part of this Award Agreement, and subject to the terms of this Award Agreement and the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as may be amended from time to time, the “Plan”), Wright Medical Group N.V., a public limited liability company organized under the laws of The Netherlands (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:
1.Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Award Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Award Agreement will be interpreted by reference to the Plan. In the event that any provision of this Award Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Award Agreement; provided, however, that pursuant to the Plan the Committee will exercise such discretion reasonably and in good faith. A copy of the Plan and the Plan Prospectus have been delivered to the Participant together with this Award Agreement.

2.Grant of Restricted Stock Units.

2.1    Grant. The Company hereby grants to the Participant that number of Restricted Stock Units, subject to adjustment as provided in the Plan, and each of which Restricted Stock Units will be settled in one (1) ordinary share of the Company, par value €0.03 per share (collectively, the “Shares”), subject to the terms, conditions and restrictions set forth below and in the Plan. Reference in this Award Agreement to the Restricted Stock Units will be deemed to include the Dividend Equivalents with respect to such Restricted Stock Units as set forth in Section 5.2 of this Award Agreement.

2.2    No Shareholder Rights. The Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to the Restricted Stock Units until such Shares have been issued pursuant to Section 5 of this Award Agreement. By way of example and without limitation, the Participant shall not be entitled to vote any of the Shares subject to the Restricted Stock Units, or otherwise exercise any incidents of ownership with respect to such Shares until such Shares have been issued pursuant to Section 5 of this Award Agreement.

3.Vesting and Conditions to Issuance of Shares; Forfeiture.

3.1    Vesting and Conditions to Issuance of Shares. Except as otherwise provided under this Award Agreement, the Participant’s interest in the Shares subject to the Restricted Stock Units shall vest and be issued immediately thereafter in accordance with the Vesting Schedule set forth in the Grant Notice and as provided in this Award Agreement and in Section 17 of the Plan.

3.2    Effect of Termination of Employment or Service; Forfeiture.

(a)If the Participant’s continuous employment or service relationship (including service as an Employee or as a Consultant) with the Company terminates for any reason whatsoever while any portion of the Restricted Stock Units is unvested, then, except as provided in Section 17 of the Plan, immediately upon termination of employment or service the Participant shall forfeit his or her rights to receive all of the remaining Shares subject to the Restricted Stock Units that have not vested and been issued as of the date the Participant’s employment or service relationship with the Company so terminates; provided, however, that upon the Participant’s death, the interest of the Participant in Restricted Stock Units shall vest immediately and in full; and provided, further, that upon a termination of the Participant’s employment or service to the Company due to a Life Event (as defined below) occurring, the interest of the Participant in the Restricted Stock Units shall vest immediately as to a pro rata percentage of the non-vested Restricted Stock Units and scheduled to vest on the next Scheduled Vesting Date, with such proration based on the number of days during which the Participant was continuously employed by the Company or provided services to the Company or an Affiliate as a Consultant beginning on the Grant Date, or if a Scheduled Vesting Date has occurred, the most recent Scheduled Vesting Date, and ending on the next applicable Scheduled Vesting Date, multiplied by the number of Shares subject to the Restricted Stock Units which were scheduled to vest on the next applicable Scheduled Vesting Date. For purposes of this Award Agreement, a “Life Event” shall mean the Participant’s Disability or Qualified Retirement. For purposes of this Award Agreement, a “Qualified Retirement” shall occur upon the Participant’s voluntary termination of employment from the Company, provided that on the date of the Participant’s voluntary termination of employment, the Participant is sixty-five (65) years or older and the Participant has been continuously employed by the Company or has provided services to the Company or any Affiliate for five (5) or more years.

(b)Notwithstanding Section 3.2(a), if the Participant’s employment with the Company terminates before his or her interest in all of the Shares subject to the Restricted Stock Units have vested and become issuable under Section 3.1 but the Participant at such time then becomes a Consultant or a Director, the Participant’s rights under this Award Agreement shall continue to vest in accordance with Section 3.1 so long as the Participant continues to provide services to the Company; provided such continued vesting will not cause the Performance Award to become taxable under Section 409A of the Code, unless in such case the Participant consents to such taxation under Section 409A of the Code.

(c)Except in instances where the Participant becomes a Consultant as provided in Section 3.2(b) above, the Participant’s employment termination date shall mean the last day that the Participant is in an employer-employee relationship for the Company, without regard to the reason for the Participant’s cessation of service and without regard to any advance notice period as may be otherwise provided under local law.

3.3    Affiliates. For purposes of this Award Agreement, any reference to the Company shall include any Affiliate that employs the Participant (to the extent the Participant is not employed by the Company), and a transfer of the Participant’s employment or service relationship between the Company and any Affiliate of the Company or between any Affiliates of the Company shall not be treated as a termination of employment or service relationship under the Plan or this Award Agreement.

3.4    Effect of Actions Constituting Cause or Adverse Action. If the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of the Participant’s employment or other service with the Company, irrespective of whether such action or the Committee’s determination occurs before or after termination of the Participant’s employment or other service with the Company and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (a) all rights of the Participant under this Award Agreement shall terminate and be forfeited without notice of any kind, and (b) the Committee in its discretion shall have the authority to rescind the Restricted Stock Units and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescission (including any Dividend Equivalents paid or other distributions made with respect to the Restricted Stock Units). The Company shall be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. This Section 3.4 shall not apply following a Change in Control.

3.5    Forfeiture or Clawback of Restricted Stock Units Under Applicable Law and Company Policy. The Restricted Stock Units and the Shares issuable pursuant to the Restricted Stock Units are subject to forfeiture or clawback by the Company to the extent required and allowed by Applicable Law, including the Sarbanes Oxley Act of 2002, and any implementing rules and regulations promulgated thereunder, and pursuant to any forfeiture, recoupment, clawback or similar policy of the Company, as such laws, rules, regulations and policy may be in effect from time to time. By accepting the Restricted Stock Units under this Award Agreement, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any clawback / recoupment policy and (b) any provision of Applicable Law relating to the cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the recoupment policy (as applicable to the Participant) or Applicable Law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. To the extent that the terms of this Award Agreement and the clawback / recoupment policy conflict, the terms of the clawback / recoupment policy shall prevail.

3.6    Sale of Business Unit. The Committee, in connection with the sale of any Affiliate, division or other business unit of the Company, may, within the Committee’s discretion, take any or all of the following actions if the Restricted Stock Units or the rights under the Restricted Stock Units will be adversely affected by such transaction:

(a)    accelerate the time the Participant’s interest in the Shares subject to the Restricted Stock Units will vest and become issuable under Section 3.1, or

(b)    provide for vesting after such sale or other disposition.

4.Change in Control. If there is a Change in Control, the Restricted Stock Units shall be subject to the vesting and other provisions of Section 17 of the Plan with respect to such Change in Control.

5.Issuance of Shares; Book Entry.

5.1    Timing and Manner of Settlement. Vested Restricted Stock Units will be converted to Shares which the Company will issue and deliver to the Participant (by entering such Shares in book entry form in the name of the Participant or depositing such Shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan, as determined by the Company in its discretion) as soon as reasonable practicable but in any event within thirty (30) days following the earliest to occur of (i) the Scheduled Vesting Date, or (ii) the Participant’s “separation from service” as such term is defined for purposes of Section 409A of the Code (which includes termination of employment by reason of the Participant’s death), except to the extent that Shares are withheld to pay tax withholding obligations pursuant to Section 6 of this Award Agreement or the Participant has properly elected to defer income that may be attributable to such Restricted Stock Units under a Company deferred compensation plan or arrangement. If any Shares shall be issuable with respect to the Restricted Stock Units as a result of the Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then, to the extent the Restricted Stock Units constitute a deferral of compensation subject to Section 409A of the Code, no Shares shall be issued, except as permitted under Section 409A of the Code, prior to the earlier of (i) the date immediately after the end of the six-month period following the Participant’s “separation from service”, or (ii) the Participant’s death. Payment of amounts under this Agreement (by issuance of Shares or otherwise) are intended to comply with the requirements of Section 409A of the Code, or an exemption thereunder, and this Award Agreement shall in all respects be administered and construed to give effect to such intent. The Committee in its discretion may accelerate or delay the distribution of any payment under this Award Agreement to the extent allowed under Section 409A of the Code.

5.2    Dividends Equivalents. The Restricted Stock Units are being granted with an equal number of Dividend Equivalents. Such Dividend Equivalents entitle the Participant to be credited with any amount equal to all cash dividends paid on one (1) Share while the Restricted Stock Units are outstanding. Dividend Equivalents will be converted into additional Restricted Stock Units and will be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach. The number of additional Restricted Stock Units to be received as Divided Equivalents will be determined by dividing the cash dividend per share by the Fair Market Value of one (1) Share on the dividend payment date. Any resulting fractional Restricted Stock Unit shall be rounded up to the nearest whole Share and the fractional Restricted Stock Unit shall be carried forward until that fractional Restricted Stock Unit together with any other fractional Restricted Stock Units can be combined to equal a whole Share. Only whole Shares shall be issued upon vesting of the Restricted Stock Units, and the Company shall be under no obligation to issue any fractional Shares to the Participant. Dividend Equivalents as to the Restricted Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units as to which the Dividend Equivalents relate.

5.3    Issuance of Shares Subject to Applicable Law; Cash Settlement. The issuance and delivery of Shares pursuant to this Award Agreement shall be subject to Applicable Law. Notwithstanding anything in this Award Agreement to the contrary, the Company may, in its discretion, settle all or a portion of the Restricted Stock Units in the form of a cash payment to the extent settlement in Shares is prohibited under local Applicable Law, with such cash payment being determined based on the Fair Market Value of such Shares. Alternatively, the Company may, in its discretion, settle all or a portion of the Restricted Stock Units in the form of Shares but require an immediate sale of such Shares (in which case, this Award Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf).

5.4    Repatriation; Compliance with Applicable Law. As a condition of the award of the Restricted Stock Units, the Participant agrees to repatriate all payments attributable to the Restricted Stock Units in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all reasonable actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local Applicable Law in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with his or her personal legal and tax obligations under local Applicable Law in the Participant’s country of residence (and country of employment, if different).

6.Income Tax and Social Insurance Contributions Withholding.

6.1    Responsibility for Tax-Related Items. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company: (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, and the settlement of the

Restricted Stock Units; and (b) does not commit to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items. If the Participant becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one country.

6.2    Manner of Withholding for Tax-Related Items. Prior to any relevant taxable or tax withholding event, as applicable, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In lieu of the Sell to Cover provided below, the Participant may pay to the Company any amount of the Tax-Related Items.

(a)In this regard, by accepting the Restricted Stock Units, the Participant hereby elects, effective on the date the Participant accepts the Restricted Stock Units, to sell Shares issued in respect of the Restricted Stock Units in an amount determined in accordance with this Section and to allow the Agent (as defined below) to remit the cash proceeds of such sales to the Company as more specifically set forth below (a “Sell to Cover”) to permit the Participant to satisfy all Tax-Related Items to the extent the Tax Related Items are not otherwise satisfied pursuant to Section 6.2(b), and in furtherance of the foregoing, hereby appoints Bank of America Merrill Lynch or any stock plan service provider or brokerage firm designated by the Company for such purpose (the “Agent”) as the Participant’s Agent, and authorizes the Agent, to:

(i)Sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date on which the Shares are delivered to the Participant pursuant to Section 5.1 in connection with the vesting of the Restricted Stock Units, the minimum number of Shares (rounded up to the next whole number) sufficient to generate proceeds to cover the Tax-Related Items that is not otherwise satisfied pursuant to Section 6.2(b) and all applicable fees and commissions due to, or required to be collected by, the Agent;

(ii)Remit directly to the Company or any Affiliate the cash amount necessary to cover the Tax-Related Items;

(iii)Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of Shares referred to in clause (i) above; and

(iv)Remit any remaining funds to the Participant.

(b)Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 6.2(a), the Participant authorizes the Company, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by the following means (or by a combination of the following means):

(i)Requiring the Participant to pay to the Company any amount of the Tax-Related Items; and/or

(ii)Withholding any amount of the Tax-Related Items from the Participant’s wages or other cash compensation paid to the Participant by the Company; and/or

(iii)Withholding Shares (rounded up to the next whole number) from the Shares issued or otherwise issuable to the Participant in connection with the Restricted Stock Units at Fair Market Value equal to the amount of the Tax-Related Items; provided, however, that the number of such Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income unless the Participant authorizes the Company to use the applicable maximum statutory withholding rates.

(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or if the Participant consents other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. When withholding Shares for taxes is effected under this Award Agreement and the Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. The Company may refuse to issue or deliver Shares to the Participant if the Participant fails to comply with its obligations in connection with the Tax-Related Items.

The Participant hereby acknowledges that the Sell to Cover instruction to the Agent set forth in Section 6.2(a) above to sell Shares to cover the Tax-Related Items is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to the Sell to Cover instruction in Section 6.2(a) to satisfy the Participant’s obligations hereunder. The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price and that the Agent may effect sales as provided in the Sell to Cover instruction in Section 6.2(a) in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. The Participant further acknowledges that the Participant will be responsible for all brokerage fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. The Participant acknowledges that it may not be possible to sell Shares pursuant to the Sell to Cover instruction in Section 6.2(a)(i) due to (a) a legal or contractual restriction applicable to the Participant or to the broker, (b) a market disruption, (c) rules governing order execution priority on NASDAQ or other exchange where the Shares may be traded, (d) a sale effected pursuant to the Sell to Cover instruction in Section 6.2(a) that fails to comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act, or (e) if the Company determines that sales may not be effected pursuant to the Sell to Cover instruction in Section 6.2(a). In the event of the Agent’s inability to sell Shares, the Participant, will continue to be responsible for the Tax-Related Items.
The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of the Sell to Cover instruction in Section 6.2(a). The Agent is a third party beneficiary of the Sell to Cover instruction in Section 6.2(a). The Sell to Cover instruction in Section 6.2(a) shall terminate not later than the date on which all Tax-Related Items arising from the vesting of the Restricted Stock Units and the related issuance of Shares have been satisfied.
7.Non-Transferable. The Restricted Stock Units may not be assigned, transferred, pledged or hypothecated in any manner other than by will or the laws of descent or distribution. The person or persons to whom the Restricted Stock Unit is transferred shall be treated after the Participant’s death the same as the Participant under this Award Agreement.

8.Data Privacy Consent. Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, use, processing and transfer of such data in relation to the Company’s award of the Restricted Stock Units and the Participant’s participation in the Plan. The collection, use, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan. The Participant’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under Applicable Law) to the collection, use, processing and transfer of personal data as described herein.

The Company holds certain personal information about the Participant, including the Participant’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (the “Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by Applicable Law and regulations in the Participant’s country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
The Company will transfer the Data as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States of America (“U.S.A.”). The Participant hereby authorizes

(where required under Applicable Law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Plan.
The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of Applicable Laws) of the Data, and (d) to oppose, for legal reasons, the collection, use, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local Human Resources manager or the Company’s Human Resources Department.

9.	Miscellaneous.

9.1    No Right to Continue Employment or Service. Neither the Plan, the Restricted Stock Units, nor any related material shall give the Participant the right to continue in employment by or perform services to the Company or any Affiliate or shall adversely affect the right of the Company or any Affiliate to terminate the Participant’s employment or service relationship with the Company or any Affiliate with or without Cause at any time.

9.2    Governing Law; Mandatory Jurisdiction. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Award Agreement and the Plan and any rules, regulations and actions relating to this Award Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, U.S.A., notwithstanding the conflicts of laws principles of any jurisdictions. For purposes of litigating any dispute that arises under the Restricted Stock Units or this Award Agreement, the Company and the Participant hereby irrevocably submit to the jurisdiction and venue of the Federal or State courts of the States of Tennessee and Delaware, U.S.A., relative to any and all disputes, issues and/or claims that may arise out of or relate to the Restricted Stock Units or this Award Agreement. The Company and the Participant further agree that any and all such disputes, issues and/or claims arising out of or related to the Restricted Stock Units or this Award Agreement will be brought and decided in the Federal or State courts of the States of Tennessee or Delaware, U.S.A., with such jurisdiction and venue selected by and at the discretion of the Company.

9.3    Binding Effect. This Award Agreement shall be binding upon the Company and the Participant and their respective heirs, executors, administrators and successors.

9.4    Severability; EU Age Discrimination Rules. Wherever possible, each provision of this Award Agreement will be interpreted so that it is valid under Applicable Law. If any provision of this Award Agreement is to any extent invalid under Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Award Agreement also will continue to be valid, and this entire Award Agreement will continue to be valid in other jurisdictions. If the Participant is a local national of and is employed in a country that is a member of the European Union, the award of the Restricted Stock Units and this Award Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under Applicable Law.

9.5    Investment Representation. The Participant hereby represents and covenants that (a) any Shares acquired upon the settlement of the Restricted Stock Units will be acquired for investment and not with a view to the distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”) or any similar law, unless such acquisition has been registered under the Securities Act and any applicable state and foreign securities laws; (b) any subsequent sale of any such Shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state or foreign securities laws, or pursuant to an exemption from registration under the Securities Act and such state or foreign securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of settlement of the Restricted Stock Units hereunder or (y) is true and correct as of the date of any sale of any such Share, as applicable. As a further condition precedent to the settlement of the Restricted Stock Units and the delivery to the Participant of any Shares subject to the Restricted Stock Units, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Shares and, in connection therewith, will execute any documents which the Company will in its discretion deem necessary or advisable.

9.6    Private Placement. If the Participant is resident and/or employed outside of the U.S.A., the award of the Restricted Stock Units is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the Restricted Stock Units are not subject to the supervision of the local securities authorities.

9.7    Insider Trading/Market Abuse Laws. The Participant’s country of residence may have insider trading and/or market abuse laws that may affect the Participant’s ability to acquire or sell Shares under the Plan during such times the Participant is considered to have “inside information” (as defined in the laws in the Participant’s country of residence). These laws may be the same or different from any Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to be informed of and compliant with such regulations, and the Participant is advised to consult with the Participant’s personal advisors for additional information.

9.8    Electronic Delivery. The Company may, in its discretion, decide to deliver any documents related to the Restricted Stock Units to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9.9    English Language. If the Participant is resident and/or employed outside of the U.S.A., the Participant acknowledges and agrees that it is the Participant’s express intent that this Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Units, be drawn up in English. If the Participant has received this Award Agreement, the Plan or any other documents related to the Restricted Stock Units translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.

9.10    Addendum. Notwithstanding any provisions of this Award Agreement to the contrary, the Restricted Stock Units shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as are forth in an applicable Addendum to this Award Agreement. Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to this Award Agreement, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of this Award Agreement.

9.11    Dutch Payment Obligation. Upon the issuance of the Shares, the Participant shall be obligated under Dutch law to pay to the Company the nominal value of €0.03 per Share (the “Dutch Payment Obligation”). The Company hereby grants the Participant the right to receive an equivalent payment from the Company and shall set-off the Dutch Payment Obligation against the right to such payment (resulting in a net payment of zero (0)). The Participant’s right to a payment from the Company cannot be used for any purpose other than as described above and cannot be assigned, transferred, pledged or sold. The Company shall also be entitled to satisfy the Dutch Payment Obligation in any other manner permitted under Dutch law (including by charging such amount against the Company’s reserves).

9.12    Headings and Sections. The headings contained in this Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Award Agreement. All references to sections herein shall be to sections of this Award Agreement unless otherwise expressly stated as part of such reference.

9.13    Additional Requirements. The Company reserves the right to impose other requirements on the Restricted Stock Units, any payment made pursuant to the Restricted Stock Units, and the Participant’s participation in the Plan, to the extent the Company determines, in its discretion, that such other requirements are necessary or advisable in order to comply with local Applicable Law or to facilitate the operation and administration of the Restricted Stock Units and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

9.14    Section 409A. The Restricted Stock Units are intended to comply with the requirements of Section 409A of the Code, or an exemption thereunder and shall be construed and administered consistent with such intention. A termination of employment under the Restricted Stock Units shall not be deemed to have occurred for purposes of any provision unless such termination constitutes a “separation from service” under Section 409A of the Code and references to a termination of employment shall mean “separation from service.” A Disability under Section 3.2(a) must constitute a “disability” under Section 409A of the Code.

9.15    Non-Negotiable Terms. The terms of the Restricted Stock Units and this Award Agreement are not negotiable.

9.16    Nature of the Grant. In accepting the Restricted Stock Units, the Participant hereby acknowledges that:

(a)The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company, in its discretion at any time, unless otherwise provided in the Plan or this Award Agreement.

(b)The grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past.

(c)All decisions with respect to future Restricted Stock Unit award grants, if any, will be at the discretion of the Company.

(d)The Participant is voluntarily participating in the Plan.

(e)The award of Restricted Stock Units is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate.

(f)In the event the Participant is not an Employee, the award of Restricted Stock Units or this Award Agreement will not be interpreted to form an employment contract or relationship with the Company or any Affiliate.

(g)The future value of the Shares subject to the Restricted Stock Units is unknown and cannot be predicted with certainty and if the Restricted Stock Units vest and the Shares become issuable in accordance with the terms of this Award Agreement, the value of those Shares may increase or decrease.

(h)Neither the Company, nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the local currency of the Participant’s country of residence and the U.S. dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement of the Restricted Stock Units.

(i)In consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Shares acquired upon vesting of the Restricted Stock Units resulting from termination of employment by the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Restricted Stock Units, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(j)In the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws), the Participant’s right to receive the Restricted Stock Units and vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the discretion of the Committee unless otherwise provided in this Award Agreement or Section 17 of the Plan and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Affiliate or mandated under local law; furthermore, in the event of termination of the Participant’s employment (regardless of any contractual or local law requirements), his or her right to vest in the Restricted Stock Units after such termination, if any, will be measured by the date of termination of his or her active employment and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Affiliate or mandated under local law; the Committee will have the discretion to determine the date of termination of the Participant’s active employment for purposes of the Restricted Stock Units.

(k)Neither the Company nor any Affiliate is providing any tax, legal or financial advice, nor is the Company or any Affiliate making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Restricted Stock Units, acquisition of Shares upon vesting of the Restricted Stock Units or any sale of such Shares.

(l)The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the Restricted Stock Units.

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WRIGHT MEDICAL GROUP N.V.
2017 EQUITY AND INCENTIVE PLAN
ADDENDUM TO
RESTRICTED STOCK UNIT AWARD AGREEMENT
In addition to the provisions of the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as such plan may be amended from time to time, the “Plan”), and the Restricted Stock Unit Award Agreement (the “Award Agreement”), the Restricted Stock Units are subject to the following additional terms and conditions as set forth in this addendum to the Award Agreement to the extent the Participant resides and/or is employed in one of the countries addressed herein (this “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Award Agreement. To the extent the Participant transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Participant to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Restricted Stock Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).
AUSTRALIA
1.    Compliance with Law. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Participant shall not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth) (the “Act”), any other provision of the Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company’s Affiliate in Australia is under no obligation to seek or obtain the approval of its shareholders for the purpose of overcoming any such limitation or restrictions.
BRAZIL
1.    Commercial Relationship. The Participant expressly recognizes that the Participant’s participation in the Plan and the Company’s grant of the Restricted Stock Units does not constitute an employment relationship between the Participant and the Company. The Participant has been granted the Restricted Stock Units as a consequence of the commercial relationship between the Company and the Affiliate in Brazil that employs the Participant (to the extent the Participant is not employed by the Company), and the Affiliate in Brazil is the Participant’s sole employer (to the extent the Participant is not employed by the Company). Based on the foregoing, (a) the Participant expressly recognizes the Plan and the benefits the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Affiliate in Brazil, (b) the Plan and the benefits the Participant may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Affiliate in Brazil, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Affiliate in Brazil, if any.

2.    Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that the Participant’s participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Award Agreement, and this Addendum. As such, the Participant acknowledges and agrees that the Company may, in its discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of the Restricted Stock Units are an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. The Restricted Stock Units are not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Affiliate in Brazil.

3.    Compliance with Law. By accepting the Restricted Stock Unit, the Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Restricted Stock Unit, the issuance and/or sale of Shares acquired under the Plan and receipt of any dividends.

BY SIGNING BELOW, PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE GRANT NOTICE, THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF WRIGHT AS SOON AS REASONABLY POSSIBLE BUT NO LATER THAN 10 DAYS AFTER THE GRANT DATE.
CANADA
1.Settlement in Shares. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Restricted Stock Units shall be settled only in Shares (and may not be settled via a cash payment).

2.Effective Date of Termination. Notwithstanding any language to the contrary set forth in the Award Agreement, for purposes of vesting under the Restricted Stock Units, the Participant’s employment will be considered terminated the date that the Participant is no longer actively providing services (unless the Participant is on a leave of absence approved by the Company), regardless of any notice period or period of pay in lieu of such notice required under applicable statutory law, regulatory law and/or common law; the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Units.
The following provisions apply to any Participant residing in Quebec:
3.     Consent to English Language. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
4.     Personal Data. The following provision supplements Section 8 (“Data Privacy Consent”) of the Award Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Participant's Restricted Stock Units and participation in the Plan. The Participant further authorizes the Company, any Affiliate, the Committee and any other third-party stock plan service provider engaged by the Company, to disclose and discuss the Participant's Restricted Stock Units and participation in the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.
DENMARK
1.    Treatment of Restricted Stock Units upon Termination of Employment. Notwithstanding any provision in the Award Agreement or the Plan to the contrary, unless the Participant is a member of registered management who is not considered a salaried employee, the treatment of the Restricted Stock Units upon a termination of employment or service which is not a result of death shall be governed by Sections 4 and 5 of the Danish Act on Stock Option in Employment Relations (the "Stock Option Act"). However, if the provisions in the Award Agreement or the Plan governing the treatment of the Restricted Stock Units upon a termination of employment or service are more favorable, then the provisions of the Award Agreement or the Plan shall govern. In addition, the Participant acknowledges having received an Employer Information Statement (translated into Danish) addressing the Restricted Stock Unit grant, as required by the Stock Option Act.
FRANCE
1.    Nature of the Award. The Restricted Stock Units are not granted under the French specific regime provided by Articles L225-177-1 and seq. of the French commercial code.
2.    English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that the Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Units, be drawn up in English. If the Participant has received the Award Agreement, the Plan or any other documents related to the Restricted Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
Le Bénéficiaire reconnaît et accepte que c’est son intention expresse que les Termes et Conditions, le Certificat d’Attribution d’Actions, le Plan et tous autres documents exécutés, avis donnés et procédures judiciaires intentées dans le cadre de l’Attribution d’Actions soient rédigés en anglais. Si le Bénéficiaire a reçu les Termes et Conditions, le Certificat d’Attribution d’Actions, le Plan ou tous autres documents relatifs à l’Attribution d’Actions dans une autre langue que l’anglais et si la signification de la version traduite est différente de la version anglaise, la version anglaise prévaudra.
BY SIGNING BELOW, PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF GRANT NOTICE, THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF WRIGHT AS SOON AS REASONABLY POSSIBLE BUT NO LATER THAN 10 DAYS AFTER THE GRANT DATE.
HONG KONG
1.    IMPORTANT NOTICE. WARNING: The contents of the Award Agreement, this Addendum, the Plan, and all other materials pertaining to the Restricted Stock Units and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is hereby advised to exercise caution in relation to the offer thereunder. If the Participant has any doubts about any of the contents of the aforesaid materials, the Participant should obtain independent professional advice. The Restricted Stock Units and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Award Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Restricted Stock Units and any documentation related thereto are intended solely for the personal use of each employee of the Company, or an Affiliate and may not be distributed to any other person.
2.    Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Restricted Stock Units shall be null and void.

3.    Settlement in Shares. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Restricted Stock Units shall be settled only in Shares (and may not be settled via a cash payment).
4.    Wages. The Restricted Stock Units and the Shares subject to the Restricted Stock Units do not form part of the Participant’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.
ITALY
2.    Acknowledgment of Plan Document, Plan Provisions. In accepting the Restricted Stock Units, the Participant acknowledges that a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Award Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan, the Award Agreement and this Addendum. The Participant further acknowledges that the Participant has read and expressly acknowledges and approves the following provisions in the Award Agreement: Section 3 (“Vesting and Conditions to Issuance of Shares; Forfeiture”); Section 6 (“Income Tax and Social Insurance Contributions Withholding”); and Section 9.16 (“Nature of Award”).
NETHERLANDS
1.    Waiver of Termination Rights. As a condition to the award of the Restricted Stock Units, the Participant hereby waives any and all rights to compensation or damages as a result of the termination of the Participant’s employment with the Company or any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Participant ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.
SWEDEN
1.    Withholding of Tax-Related Items. Notwithstanding anything in Section 6 of the Award Agreement to the contrary, if the Participant is a local national of Sweden, any Tax-Related Items shall be withheld only in cash from the Participant's regular salary/wages or other amounts payable to the Participant in cash, or such other withholding methods as may be permitted under the Plan and allowed under Applicable Law.
SWITZERLAND

1.    Securities Law Notification. The Restricted Stock Unit is not intended to be publicly offered in or from Switzerland. Because the offer of the Restricted Stock Unit is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Unit (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
UNITED ARAB EMIRATES
1.    Securities Law Notification. Participation in the Plan is being offered only to eligible individuals and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such eligible individuals and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Plan or the Award Agreement, the Participant should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
1.    Income Tax and Social Insurance Contribution Withholding. The following provisions shall replace Section 8 of the Award Agreement:
(a)    Regardless of any action the Company takes with respect to any or all income tax and primary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant or vesting of the Restricted Stock Units, or the release or assignment of the Restricted Stock Units for consideration, or the receipt of any other benefit in connection with the Restricted Stock Units (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the award of the Restricted Stock Units, the vesting of the Restricted Stock Units, the settlement of the vested Restricted Stock Units, the subsequent sale of any Shares acquired pursuant to the Restricted Stock Units, and the receipt of any dividends or dividend equivalents; and (ii) does not commit to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items. If the Participant becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one country.
(b)    As a condition of settling the Restricted Stock Units following the date of vesting, the Company shall be entitled to withhold and the Participant agrees to pay, or make adequate arrangements satisfactory to the Company to satisfy, all obligations of the Company to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items. In this regard, the Participant authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Participant from any salary/wages or other cash compensation paid to the Participant by the Company. Alternatively, or in addition, if permissible under local law, the Participant authorizes the Company, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Participant by one or a combination of the following: (i) withholding otherwise deliverable Shares; (ii) arranging for the sale of Shares otherwise deliverable to the Participant (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization); or (iii) withholding from the proceeds of the sale of any Shares acquired upon the vesting of the Restricted Stock Units. If the obligation for Tax-Related Items is satisfied by withholding a number of whole Shares as described herein, the Participant shall be deemed to have been issued the full number of whole Shares issued upon vesting of the Restricted Stock Units, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Restricted Stock Units.
(c)    If, by the date on which the event giving rise to the Tax-Related Items occurs (the “Chargeable Event”), the Participant has relocated to a country other than the United Kingdom, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one country, including the United Kingdom. the Participant also agrees that the Company may determine the amount of Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right which the Participant may have to recover any overpayment from the relevant tax authorities.
(d)    The Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to account to HMRC with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days after the end of the UK tax year in which the Chargeable Event occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the Participant agrees that the amount of any uncollected Tax-Related Items shall (assuming the Participant are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), constitute a loan owed by the Participant to the Company, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under Applicable Law or if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver any Shares acquired under the Plan.
2.    Exclusion of Claim. The Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages in consequence of the termination of the Participant’s employment with the Company for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from the Participant’s ceasing to have rights under or to be entitled to vesting of the Restricted Stock Units as a result of such termination, or from the loss or diminution in value of the Restricted Stock Units. Upon the award of the Restricted Stock Units, the Participant shall be deemed to have irrevocably waived any such entitlement.
* * * * *